UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)    October 26, 2007
World Financial Network Credit Card Master Note Trust
(Issuing Entity)
World Financial Network Credit Card Master Trust
(Issuer of Collateral Certificate)
WFN Credit Company, LLC
(Depositor)
World Financial Network National Bank
(Sponsor)

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)
Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-113669,333-113669-01,
333-60418,333-60418-01	31-1772814

(Commission File Numbers for Registrant	(Registrants’ I.R.S. Employer Identification Nos.
and Issuing Entity, respectively)	for Registrant and Issuing Entity, respectively)

220 West Schrock Road, Westerville, Ohio	43081

(Address of Principal Executive Offices)	(Zip Code)
(614) 729-5044

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 26, 2007, World Financial Network National Bank (the “Bank”), as servicer, WFN Credit Company, LLC (“WFN Credit”), as transferor, and BNY Midwest Trust Company, as trustee of World Financial Network Credit Card Master Trust, entered into the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, a copy of which is filed with this Form 8-K, as Exhibit 4.1.
     On October 26, 2007, the Bank, as servicer, WFN Credit, as transferor, and World Financial Network Credit Card Master Note Trust entered into the Sixth Amendment to the Transfer and Servicing Agreement, dated as of August 1, 2001, a copy of which is filed with this Form 8-K as Exhibit 4.2.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Document Description

4.1	Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007

4.2	Sixth Amendment to the Transfer and Servicing Agreement, dated as of October 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC as depositor
By:	/s/ Daniel T. Groomes
	Name:	Daniel T. Groomes
	Title:	President
Dated: October 26, 2007